Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated November 1, 2023, and each included in this Post-Effective Amendment No. 895 to the Registration Statement (Form N-1A, File No. 333-132380), of WisdomTree Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 28, 2023, with respect to the financial statements and financial highlights of WisdomTree Dynamic Currency Hedged International Equity Fund, WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund, WisdomTree Emerging Markets ESG Fund, WisdomTree Emerging Markets ex-China Fund, WisdomTree International ESG Fund, WisdomTree U.S. Corporate Bond Fund, WisdomTree U.S. High Yield Corporate Bond Fund, WisdomTree U.S. Short-Term Corporate Bond Fund, WisdomTree Emerging Markets Efficient Core Fund, WisdomTree International Efficient Core Fund, WisdomTree U.S. Efficient Core Fund, WisdomTree Artificial Intelligence and Innovation Fund, WisdomTree Battery Value Chain and Innovation Fund, WisdomTree BioRevolution Fund, WisdomTree Cloud Computing Fund, and WisdomTree Cybersecurity Fund (sixteen of the funds constituting WisdomTree Trust) included in the Annual Report to Shareholders (Form N-CSR) for the periods ended June 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 30, 2023